EMPLOYMENT AGREEMENT


	This Agreement made and entered into this 1st day of October, 2007 by and between Neptune Industries, Inc., [hereinafter referred to as Employer or Corporation] a Florida Corporation, 21218 St. Andrews Boulevard, Suite 645,
Boca Raton, Florida 33433, and Xavier T. Cherch, [hereinafter referred to as Employee] an individual of Delray Beach, Florida.

                                  WITNESSETH:

	WHEREAS, the Employer is desirous of engaging the services of Xavier T. Cherch, the Employee, recognizing that the Employee has great experience, expertise, skill and ability with respect to the business of the Employer; and

	WHEREAS, the Employee is desirous of rendering his services to the Employer; and

	WHEREAS, both the Employer and Employee desire to have their duties, rights and obligations specified herein, and in consideration of the sum of Ten and No/100 [$10.00] Dollars, to each party in hand paid by the other, receipt of which is hereby acknowledged;

	NOW THEREFORE, the parties agree as follows:

	1. EMPLOYMENT. Employer hereby employs the services of the Employee, and the Employee hereby accepts employment under the terms and conditions hereinafter set forth.

	2. TERM OF EMPLOYMENT. The Employer shall employ the Employee for a five [5] year period, which period shall be automatically extended for an additional one [1] year on each successive twelve month anniversary of the effective date of this Agreement, so that the term of this Agreement shall at all times be five [5] years. This Agreement shall terminate only in accordance with provisions of Paragraph 8. For the purposes of this Agreement, the effective date of the term hereof shall be October 1, 2007.

	3. DUTIES. The Employee shall be engaged by the Employer as its Chief Operating Officer and Director or in such other executive capacities and with such other duties as the Board of Directors may hereafter determine. Employee shall assume that office and shall render unto Employer the usual and customary duties of such offices and render such additional services as are pertinent thereto, which services are similar in nature as those Employee performed for Employer prior to the effective date hereof.

	   During the period of employment hereunder, Employee shall devote so much of his time and efforts to the business and affairs of the Corporation [allowing reasonable time for vacations] as is necessary to discharge his duties, perform such services not inconsistent with his position as shall be designated by the Directors of the corporation, use his best efforts to promote the interests of the Corporation, serve as a director of the Corporation, and hold the offices in the Corporation to which from time to time he may be elected or appointed.

	4. RESTRICTIVE COVENANT. Employee shall not disclose to any person, firm or corporation any confidential information concerning the business or affairs of the Employer which Employee may acquire from Employer during the term of this Agreement except if such disclosure is authorized by the Employer or is ordered by a court of law.

	5. COMPENSATION. For services to the Employer as described in Paragraph 3 above, the Employee shall be compensated pursuant to the terms and conditions of Schedule "A" attached hereto and made a part hereof.

	6. WORK FACILITIES. The Employee shall be furnished with those items the Employer deems necessary to the Employee to adequately complete the performance of his duties.

	7. REIMBURSEMENT OR PAYMENT OF EMPLOYEE EXPENSES. The Employer recognizes that the Employee will incur, from time to time, for the Employer's benefit, and in the furtherance of the Employer's business, various expenses. As part of these expenses, it is anticipated that the Employee entertain and travel.
The Employer agrees either to pay directly, advance sums to the Employee to be used for the expenses, to reimburse the Employee for expenses incurred for the Employers benefit, or to allow Employee at his sole option to use expenses paid directly by the Employee, as deductions from the Employees personal income tax. These expenses include but are not limited to the following:

A. All travel and automobile expenses.
B. Expenses for entertainment for the promotion and development of the Employer's business, which entertainment may occur at the Employees residence.
C. Dues for societies and associations and/or other agreed dues.
D. Attendance at meetings, lectures, conventions, forums, continuing education classes or other such activities or seminars which would be beneficial for the Employer.
E. All other items of reasonable and necessary business expenses incurred by the Employee in the interest of the Employer.

	The Employee agrees to submit to the Employer, all documentation, receipts, invoices, etc., as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes. Furthermore, all expenses incurred by the Employee will be consistent with budgetary policy and financial considerations of the Employer. Employee shall furnish Employee with credit cards for use in this regard. However, said credit cards shall at all times remain the property of the Employer and Employee agrees to return or surrender same, upon demand by Employer.

	8. TERMINATION

	A: FOR CAUSE. Notwithstanding any other provision hereof, Employer may terminate Employee's employment under this Agreement only for cause. The termination shall be evidenced by written notice thereof to the Employee, which shall specify the cause of termination and the required cure thereof.
If the stated cause is not cured within 45 days by the Employee, the termination thereafter shall become effective in accordance with its terms.
In such event, the Employee, if requested by the Employer, shall continue to render his services, and shall be paid his regular compensation up to the date of termination. For the purposes hereof, the term "cause" shall mean: fraud, theft or embezzlement against or from the Company, adjudication of bankruptcy, or a breach or threatened breach of Paragraph 4A hereof. Employee may at any time, upon ninety [90] days notice, terminate the employment under this Agreement.

	B. ON SALE. In the event the entire voting stock interests in the Employer or substantially all the assets of the Employer are sold, then this Agreement shall be terminable at the option of either party or the successor thereto, except that if such termination be by the Employer or its successor, Employee shall be entitled to the amount set forth as liquidated damages in Paragraph 14 hereof.

	9. VACATIONS. The Employee shall be entitled each year to a minimum of four [4] weeks vacation time, during which time his compensation shall be paid in full.

	10. DEATH DURING EMPLOYMENT. If the Employee dies during the term of this Agreement, the Employer shall pay as a death benefit, fifty thousand [$50,000.00] Dollars, within sixty [60] days after the death of the Employee, to the widow of the Employee, or if he is not then survived by a widow to the Employee?s surviving children in equal shares, or if there are no surviving children, to the estate of the Employee. In addition, the Employer shall maintain a life insurance policy, the face amount of which shall be equal to the Employee's salary as of the commencement of the term of this Agreement and the proceeds of which shall be payable as the Employee shall direct. If the Employer shall fail to maintain such insurance in force, then upon the death of the Employee, the Employer shall be liable for the amount that would have been payable pursuant to such an insurance policy.

	11. WAIVER OF BREACH. The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

	12. EMPLOYEE'S BENEFITS. The Employee shall receive the benefits of all hospitalization, group life insurance, major medical insurance, pension and profit sharing plans, or any other plans that now exist or may in the future exist for the benefit of executive employees. This participation shall be at no expense to the Employee and shall be paid for by the Employer. In addition, Employer shall provide or arrange for an automobile for the use of the Employee and shall pay all expenses in connection therewith including insurance coverages. Employer shall also provide, at no cost to the Employee, a life insurance policy as described above in Paragraph Ten [10] and furthermore Employer shall provide those benefits, if any, specified in Attachment "A".

	13. DISABILITY. In the event the Employee shall become disabled so as not to be able to perform the normal and regular duties of his employment, then for a period of one [1] year beginning with the onset of such disability, Employee shall be paid his salary as determined herein for said one [1] year period, and shall be entitled to any bonuses payable as provided hereby.

	In the event that Employee's disability, as aforesaid continues after one [1] year period, Employee shall receive the benefits of a disability income insurance policy to be purchased by Employer, naming Employee as insured/ beneficiary. All such payments shall continue for as long as Employee shall remain disabled.

	14. REMEDIES. In the event that Employer shall terminate this Agreement on a basis other than as set forth herein for cause, the Employee shall be entitled to receive as liquidated damages [and not as a penalty] the amount of compensation unpaid for the balance of the remaining Term of this Agreement, and a continuation of all benefits and insurance coverage provided for herein for the same period..

	15. ENTIRE AGREEMENT. This is the entire Agreement of the parties and may not be modified except in writing and agreed to by both parties. The terms and conditions of the Employment Agreement are incorporated herein to the extent there is no conflict. In the event of any conflict, the terms of this Employment Agreement shall control.

	16. LAW APPLICABLE. This Agreement shall be construed according to the laws of the State of Florida, and venue shall be in Palm Beach County, Florida.

	17. NOTICES. All notices given by either party to the other shall be in writing and shall be deemed to be duly given if delivered in person or deposited in the United States mail (registered or certified return receipt requested) or otherwise actually delivered. Unless further notified, notices shall be given to the Employer at 21218 St. Andrews Boulevard, Suite 645,
Boca Raton, Florida 33431 and to the Employee at 4510 Barwick Ranch Circle, Delray, Florida 33445.

	18. PERSONS BOUND. This Agreement shall bind the Employer and the Employee and the heirs, executors and assigns of both the Employer and the Employee.

	IN WITNESS WHEREOF, our hands and seals this 1st day of October, 2007.

						Neptune Industries, Inc.

 				           _________________________________
					     Ernest D. Papadoyianis, President

                                   Employee:

					     _________________________________
					     Xavier T. Cherch,

                             SCHEDULE "A"


                             SCHEDULE "A"

	COMPENSATION. The compensation provided for in the Employment Agreement shall commence on October 1, 2007, as follows:

Base Salary:	Year 1   $250,000
		      Year 2   $275,000
		      Year 3   $300,000
		      Year 4   $325,000
		      Year 5   $350,000

plus annual cost  of living increase, based on  year 1, commencing October
1, 2007

Payment:  	Bi-monthly, with the stipulation that actual payment would
remain at 60% of salary, with the balance to be accrued until the Company has raised additional capital for operations..

Salary Increase:	As approved by BOD annually as Company grows.

Signing bonus:       300,000 shares, tax paid, with value fixed at $0.16 (60
percent of average 30 day market price, with discount to reflect lack of marketability for at least 2 years due to securities law restrictions.

Conversion of debt:	$200,000 in outstanding accrued salary to be
converted into preferred stock on the basis of $1.00 of accrued salary for one share of $1.00 par value convertible, redeemable preferred stock. Neptune will assume the tax burden on the conversion. Terms of the preferred will be:

1. Preferred has no dividend preference but participates with common on a parity basis for any dividends declared.
2. Preferred is voting on a par with common, based on the number of shares of common into which it is convertible
3. Preferred is redeemable by the Company after one year and at any time within 5 Years of issue at par ($1.00 per share) plus interest at 8 percent per annum
4. Preferred is convertible to common at any time after 1 year and until redeemed (can convert on notice of redemption) into 10 shares of common for each share of preferred.

Annual bonus:		 In the form of an annual bonus, an amount equal to not
less than 0.02% of the Employer?s consolidated gross profit. Gross profit for the purposes herein shall be calculated based upon the following formula:

	Revenue - less direct cost of sales = Gross profit

Employee shall be entitled to and shall automatically receive a cost of living adjustment calculated in proportion to the upward change in the consumer price index U.S. Average All Items (1967 = 100), published by the U.S. Department of Labor (or similar future index if these figures are not available) between effective date and anniversary thereof.



INVENTIONS, PATENTS-RIGHTS-ROYALTIES

Employer acknowledges that the Employee has, prior to entering into this Agreement, devoted his time, money and efforts to develop certain technologies, patentable products, designs, plans or systems which include but may not be limited to a product previously known as an ?eco-tank? and now referred to as the ?Aqua-Sphere? and all of its peripheral support systems. Therefore, the parties agree as follows:

	1] The Employee, at Neptune?s expense, will be permitted to complete development of technologies, patentable products, designs, plans or systems which include but may not be limited to a product tentatively known as an ?eco-tank? and now referred to as the ?Aqua-Sphere? and all of its peripheral support systems [ hereinafter ? technologies?] providing however that the Employer shall have the exclusive rights, throughout North America to distribute, license, produce or otherwise market the technologies in accordance with the license agreement between Employer and Employee.

	2] Employer shall, in addition, have the rights to distribute, produce, license or otherwise market the ?technologies? outside of North America, providing however that the Employer agrees to pay and the Employee agrees to accept royalty payments for any ?technologies? sold, licensed, produced or otherwise marketed by the outside of North America in accordance with the license agreement between Employer and Employee..


	3] Any patents obtained for the ?technologies? shall be recorded solely in the name of the Employee or his designee in accordance with the license agreement between Employer and Employee.. All rights to any patents received for the technologies shall at all times remain the property of the Employee or his designee.

	4] In the event of the Employer?s adjudication of bankruptcy, or a breach of this Agreement, or in the event the controlling voting stock interests in or substantially all the assets of the Employer are sold, then all rights ,of the Employer o the ?technologies? referred to herein shall immediately be cancelled and shall become the sole and exclusive property of the Employee or his assignee.


	ACCRUAL. In the event, at any time and from time to time during the term of this Agreement, the Employer shall not be in a financial position to pay, in whole or in part, the Employee?s salary, bonuses or benefits as herein called for, then all such salaries, bonuses or benefits which would have normally been paid to the Employee shall accrue with interest of Twelve (12%) percent per annum until paid in full to the Employee. The Employee may, at his option, elect to take in part or whole, shares of Preferred Stock in lieu of accrued back salary.

	RELOCATION EXPENSE. In the event that Employer shall relocate its principal offices to another location, and such location is more than 50 miles from its current location, then the Employer agrees to pay or to reimburse Employee for any and all relocation expenses the Employee might incur in relocating his residence which will include but not be limited to moving costs, temporary quarters, shipping, and any loss caused by the immediate sale of Employee?s current residence.



EMPLOYEE:						EMPLOYER:
							NEPTUNE INDUSTRIES, INC.

______________________________		___________________________________
Sal Cherch						By: Ernest D. Papadoyianis
            Chief Executive Officer

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